Exhibit 99.1

Contact: Mark J. grescovich, President & CEO Lloyd W. Baker, CFO (509) 527-3636 News Release

Banner Corporation Earns $12.9 Million, or $0.62 Per Diluted Share, in Third Quarter 2015;
Highlighted by Increased Revenues and Double Digit Year-over-Year Loan and Deposit Growth

Walla Walla, WA - October 21, 2015 - Banner Corporation (NASDAQ GSM: BANR), the parent company of Banner Bank and Islanders Bank, today reported net income in the third quarter of 2015 of $12.9 million, or $0.62 per diluted share, compared to $13.2 million, or $0.64 per diluted share, in the preceding quarter and $14.8 million, or $0.76 per diluted share, in the third quarter a year ago.  The current quarter results were impacted by $2.2 million of acquisition-related expenses which, net of taxes, reduced net income by $0.07 per diluted share, and the preceding quarter results were impacted by $3.9 million of acquisition-related expenses which, net of taxes, reduced net income by $0.13 per diluted share.

In the nine months ended September 30, 2015, net income was $38.3 million, or $1.87 per diluted share, compared to $42.4 million, or $2.18 per diluted share, in the first nine months of 2014.  Results for the first nine months of 2014 included a $9.1 million bargain purchase gain related to the acquisition of six branches in southwest Oregon, which net of related acquisition expenses contributed $0.23 to diluted net income per share.  Acquisition-related expenses were $7.7 million, or $0.27 per diluted share, for the first nine months of 2015 compared to $1.5 million, or $0.05 per diluted share, for the first nine months of 2014.

“For the third quarter, Banner again generated strong revenue growth driven by balance sheet expansion, additional client acquisition, increased activity-based deposit fees and service charges and continued robust mortgage banking operations,” said Mark J. Grescovich, President and Chief Executive Officer.  “In addition to solid organic growth, compared to a year ago our successful acquisition of Siuslaw Financial Group, Inc. ("Siuslaw") in March 2015 and purchase of six branches from Umpqua Bank in June 2014 have meaningfully contributed to our increased revenues.  Further, we are confident that our recently completed merger of AmericanWest Bank into Banner Bank will provide tremendous opportunities to continue to generate strong revenue growth going forward.  We are focused on integrating the two banks and expect this merger, like our earlier acquisitions, will result in significant benefits to our expanding group of clients, communities, employees and shareholders.”

Following completion of the merger with AmericanWest Bank, which closed on October 1, 2015, Banner Corporation will have approximately $9.9 billion in assets, $7.2 billion in loans and $8.0 billion in deposits, and Banner Bank will deploy its super community bank business model across five western states.  In addition to the states of Washington, Oregon and Idaho, its expanded market area now also includes the states of California and Utah.  The combined bank will benefit from a diversified geography with significant growth opportunities, including nine of the top twenty largest western cities by population.

Third Quarter 2015 Highlights

•	Net income was $12.9 million, or $0.62 per diluted share.
•	Annualized return on average assets was 0.97%.
•	Annualized return on average equity was 7.67%.
•	Revenues from core operations* increased 14% to $67.4 million, compared to $59.1 million in the third quarter a year ago.
•	Net interest margin was 4.14% for the current quarter, compared to 4.19% in the second quarter of 2015 and 4.07% a year ago.
•	Deposit fees and other service charges were $9.7 million, an increase of 2% compared to the preceding quarter and 18% year-over-year.
•	Revenues from mortgage banking operations were $4.4 million, a slight decrease compared to the preceding quarter but a 56% increase year-over-year.
•	Net loans increased by $126 million, or 3%, during the quarter, and increased 15% year-over-year.
•	Total deposits increased 10% to $4.39 billion compared to a year ago.
•	Core deposits increased by $126 million, or 4%, during the quarter, and increased 17% year-over-year.
•	Core deposits represented 83% of total deposits at September 30, 2015.
•	Common stockholders' tangible equity per share* increased to $30.75 at September 30, 2015, compared to $30.22 at the preceding quarter end and $29.12 a year ago.
•	The ratio of tangible common stockholders' equity to tangible assets* remained strong at 12.20% at September 30, 2015.

BANR - Third Quarter 2015 Results
October 21, 2015

*Revenues from core operations and other operating income from core operations (both of which exclude fair value adjustments and gains and losses on the sale of securities and acquisition bargain purchase gain), other operating expense from core operations (which excludes acquisition-related costs) and references to tangible common stockholders' equity per share and the ratio of tangible common equity to tangible assets (both of which exclude goodwill and other intangible assets) represent non-GAAP (Generally Accepted Accounting Principles) financial measures. Management has presented these non-GAAP financial measures in this earnings release because it believes that they provide useful and comparative information to assess trends in Banner's core operations reflected in the current quarter's results and facilitate the comparison of our performance with the performance of our peers.  Where applicable, comparable earnings information using GAAP financial measures is also presented.  See also Non-GAAP Financial Measures reconciliation tables on the last page of this press release.

Income Statement Review

Banner’s third quarter net interest income, before the provision for loan losses, increased slightly to $52.2 million, compared to $51.5 million in the preceding quarter and increased 11% compared to $47.1 million in the third quarter a year ago, largely reflecting strong client acquisition and significant organic loan and deposit growth, as well as the branch purchase and Siuslaw acquisition.  In the first nine months of 2015, Banner’s net interest income increased 13% to $150.2 million compared to $133.2 million in the first nine months of 2014.

“While we expected some margin compression from the immediately preceding quarter, we maintained a solid net interest margin in the third quarter,” said Grescovich.  “In the preceding quarter, the net interest margin was aided by a substantial credit recovery, which contributed $471,000 to net interest income and added four basis points to the margin.  Both the second and third quarters of 2015 were impacted by the accretion of purchase accounting discounts from the Siuslaw acquisition which contributed approximately three basis points to the margin in each period.”  Banner's net interest margin was 4.14% for the third quarter of 2015, compared to 4.19% in the preceding quarter and 4.07% in the third quarter a year ago.  In the first nine months of the year, Banner’s net interest margin was 4.14% compared to 4.07% in the first nine months of 2014.

Earning asset yields decreased seven basis points compared to the preceding quarter but increased three basis points from the third quarter a year ago.  Loan yields decreased 14 basis points compared to the preceding quarter that included the large credit recovery which added five basis points to loan yields, and were five basis points lower than the third quarter a year ago.  Deposit costs remained unchanged compared to the preceding quarter and decreased by three basis points compared to the third quarter a year ago.  The total cost of funds declined one basis point in the third quarter compared to the preceding quarter and declined three basis points compared to the third quarter a year ago.

“Our revenues from mortgage banking operations were again strong in the third quarter of 2015, reflecting Banner’s increased market presence and our investment in this business line, coupled with strong home purchase activity in our markets,” said Grescovich.  Mortgage banking operations contributed $4.4 million to third quarter revenues compared to $4.7 million in the preceding quarter and $2.8 million in the third quarter of 2014.  In the first nine months of 2015, mortgage banking operations contributed $13.2 million to revenues compared to $7.3 million in the same period a year earlier.  Home purchase activity accounted for 71% of third quarter mortgage banking originations and 64% of mortgage originations in the first nine months of 2015.

Deposit fees and other service charges increased 2% to $9.7 million in the third quarter of 2015, compared to $9.6 million in the preceding quarter and increased 18% compared to $8.3 million in the third quarter a year ago.  In the first nine months of 2015, deposit fees and other service charges increased 23% to $27.4 million compared to $22.2 million in the first nine months of 2014.  The year-over-year increase reflects strong organic growth, as well as the branch purchase and Siuslaw acquisition, resulting in growth in the number of deposit accounts and increased transaction activity.

Revenues from core operations* (revenues excluding gains and losses on the sale of securities, net change in valuation of financial instruments and the bargain purchase gain) increased to $67.4 million in the third quarter ended September 30, 2015, compared to $66.8 million in the preceding quarter and increased 14% compared to $59.1 million in the third quarter of 2014.  In the first nine months of 2015, revenues from core operations* increased 17% to $193.9 million, compared to $165.3 million in the first nine months of 2014.  Total revenues were $66.3 million for the quarter ended September 30, 2015, compared to $67.6 million in the preceding quarter and $60.6 million in the third quarter a year ago.  In the first nine months of 2015, total revenues were $194.1 million, compared to $176.1 million in the same period a year ago.

Banner’s third quarter 2015 results included a $1.1 million net loss for fair value adjustments as a result of changes in the valuation of financial instruments carried at fair value.  In the preceding quarter, results included a $797,000 net gain for fair value adjustments, which was partially offset by $28,000 in net loss on the sale of securities.  In the third quarter of 2014, results included a $1.5 million net gain for fair value adjustments on financial instruments carried at fair value as well as a $6,000 gain on the sale of securities.

BANR - Third Quarter 2015 Results
October 21, 2015

Banner’s total other operating income, which includes the changes in the valuation of financial instruments and gains and losses on the sale of securities, was $14.1 million in the third quarter of 2015, compared to $16.1 million in the second quarter of 2015 and $13.5 million in the third quarter a year ago.  In the first nine months of 2015, total other operating income was $43.9 million compared to $42.9 million in the first nine months of 2014 which also included the bargain purchase gain.  Other operating income from core operations,* which excludes gains and losses on sale of securities and net changes in the valuation of financial instruments, was $15.2 million for the third quarter of 2015, compared to $15.4 million for the preceding quarter and $12.1 million for the third quarter a year ago.  Year-to-date, other operating income from core operations* increased 36% to $43.7 million, compared to $32.1 million in the same period a year ago.

Total other operating expenses (non-interest expenses) were $46.7 million in the third quarter of 2015, compared to $47.7 million in the preceding quarter and $38.5 million in the third quarter of 2014.  The year-over-year increase in operating expenses was largely attributable to acquisition-related costs and incremental costs associated with operating the 16 branches acquired in June 2014 and March 2015, as well as generally increased compensation, occupancy and payment and card processing services reflecting increased transaction volume.  Acquisition-related expenses were $2.2 million in the current quarter compared to $3.9 million in the preceding quarter and a $494,000 expense recovery in the third quarter one year ago.  Year-to-date, total other operating expenses were $136.3 million, compared to $112.5 million in the same period one year ago, with acquisition-related expenses of $7.7 million, compared to $1.5 million in the comparable period one year ago.  Acquisition-related expenses in the nine months ended September 30, 2015 included $5.9 million related to the acquisition of AmericanWest Bank which closed on October 1, 2015.

For the third quarter of 2015, Banner recorded $6.6 million in state and federal income tax expense for an effective tax rate of 33.9%, which reflects normal marginal tax rates increased by the effect of certain non-deductible merger expenses and reduced by the effect of tax-exempt income and certain tax credits.

Credit Quality
“Banner’s third quarter credit quality metrics continue to reflect our moderate risk profile and our reserve levels remain adequate,” said Grescovich.  “As a result, similar to the same periods a year ago, no provision for loan losses was required during the quarter or nine months ended September 30, 2015 despite continued organic loan growth.”

The allowance for loan losses was $77.3 million at September 30, 2015, or 1.77% of total loans outstanding and 329% of non-performing loans.  Banner had net charge-offs of $9,000 in the third quarter compared to net recoveries of $2.0 million in the second quarter of 2015 and net recoveries of $21,000 in the third quarter a year ago.  Non-performing loans were $23.5 million at September 30, 2015, compared to $23.3 million at June 30, 2015, and $19.8 million a year ago.  Real estate owned and other repossessed assets totaled $6.4 million at September 30, 2015, compared to $6.1 million at June 30, 2015 and $4.0 million a year ago.

Banner's non-performing assets were 0.56% of total assets at September 30, 2015, compared to 0.57% at June 30, 2015 and 0.50% a year ago.  Non-performing assets were $29.9 million at September 30, 2015, compared to $29.4 million at June 30, 2015 and $23.8 million a year ago.

Balance Sheet Review
Total assets increased by 2% to $5.31 billion at September 30, 2015, compared to $5.19 billion at June 30, 2015, and increased 12% compared to $4.76 billion a year ago, largely as a result of the Siuslaw acquisition but also reflecting continued strong organic growth.  The total of securities and interest-bearing deposits held at other banks was $648.5 million at September 30, 2015, compared to $650.9 million at June 30, 2015 and $700.6 million a year ago.  The average effective duration of Banner's securities portfolio was approximately 3.0 years at September 30, 2015.

“Net loans increased by $126 million, or 3%, during the quarter and increased 15% year-over-year due to strong organic growth, as well as the branch purchase and Siuslaw acquisition.  Loan production remained solid, as did the regional economy, and we continue to see significant potential for growth in our loan origination pipelines,” said Grescovich.

Net loans were $4.30 billion at September 30, 2015, compared to $4.17 billion at June 30, 2015, and $3.73 billion a year ago.  The branch purchase and Siuslaw acquisition accounted for $88 million and $236 million, respectively, of the quarter-end loan portfolio.  Commercial real estate and multifamily real estate loans increased 4% to $1.90 billion at September 30, 2015, compared to $1.82 billion at June 30, 2015, and increased 20% compared to $1.58 billion a year ago.  Commercial business loans increased modestly to $812.1 million at September 30, 2015, compared to $811.6 million three months earlier and increased 12% compared to $728.1 million a year ago.  Agricultural business loans increased 5% to $242.6 million at September 30, 2015, compared to $231.0 million three months earlier and increased slightly compared to $240.0 million a year ago.  Total construction, land and land development loans increased 8% to $493.8 million at September 30, 2015, compared to $457.3 million at June 30, 2015, and increased 29% compared to $381.5 million a year earlier.

Banner’s total deposits increased 2% to $4.39 billion at September 30, 2015, compared to $4.30 billion at June 30, 2015 and increased 10% compared to $3.99 billion a year ago.  The branch purchase and Siuslaw acquisition accounted for $215 million and $336 million, respectively, of the deposit portfolio at September 30, 2015.  Non-interest-bearing account balances increased 5% to $1.56 billion at September 30, 2015,

BANR - Third Quarter 2015 Results
October 21, 2015

compared to $1.48 billion three months earlier and increased 20% compared to $1.30 billion a year ago.  Interest-bearing transaction and savings accounts increased 2% to $2.10 billion at September 30, 2015, compared to $2.05 billion three months earlier and increased 15% compared to $1.83 billion a year ago.  Certificates of deposit decreased to $730.7 million at September 30, 2015, compared to $765.8 million at June 30, 2015, and decreased 14% compared to $853.0 million a year earlier.  Brokered deposits totaled $10.1 million at September 30, 2015, compared to $9.6 million at June 30, 2015 and $41.2 million a year ago.

Banner’s core deposits represented 83% of total deposits at September 30, 2015, compared to 79% of total deposits a year earlier.  The cost of deposits was 0.16% for the quarter ended September 30, 2015, unchanged compared to the preceding quarter, and declined three basis points from 0.19% for the quarter ended September 30, 2014.

At September 30, 2015, total common stockholders' equity was $671.2 million, or $32.02 per share, compared to $660.7 million at June 30, 2015 and $573.4 million a year ago.  Banner had 21.0 million shares of common stock outstanding at September 30, 2015, compared to 19.4 million shares one year earlier.  On March 6, 2015, Banner issued 1.3 million shares in connection with the Siuslaw acquisition, which were valued at $44.02 per share and added $58.1 million to stockholders’ equity.  At September 30, 2015, tangible common stockholders' equity*, which excludes goodwill and other intangible assets, was $644.6 million, or 12.20% of tangible assets*, compared to $633.8 million, or 12.26% of tangible assets, at June 30, 2015, and $570.0 million, or 11.99% of tangible assets, a year ago.  Banner's tangible book value per share* increased by 6% to $30.75 at September 30, 2015, compared to $29.12 per share a year ago.  In conjunction with the AmericanWest Bank acquisition closing, Banner issued 13.23 million shares of common stock and non-voting common stock and $130 million in cash on October 1, 2015.

Banner Corporation and its subsidiary banks continue to maintain capital levels in excess of the requirements to be categorized as “well-capitalized” under the newly implemented Basel III and Dodd Frank regulatory standards.  At September 30, 2015, Banner Corporation's common equity Tier 1 capital ratio was 12.82%, its Tier 1 leverage capital to average assets ratio was 13.85% and its total capital to risk-weighted assets ratio was 15.68%.

Conference Call

Banner will host a conference call on Thursday, October 22, 2015, at 8:00 a.m. PDT, to discuss its third quarter results.  To listen to the call on-line, go to  www.bannerbank.com.  Investment professionals are invited to dial (866) 235-9915 to participate in the call.  A replay will be available for one week at (877) 344-7529 using access code 10072069, or at www.bannerbank.com.

About the Company
On October 1, 2015, Banner Corporation completed the acquisition of AmericanWest Bank which was merged into Banner Bank, a transformational merger bringing together two financially strong, well-respected institutions and creating a leading Western bank.  Banner Corporation is now a $9.9 billion bank holding company operating two commercial banks in five Western states through a network of branches offering a full range of deposit services and business, commercial real estate, construction, residential, agricultural and consumer loans.  Visit Banner Bank on the Web at www.bannerbank.com.

Forward-Looking Statements
When used in this press release and in other documents filed with or furnished to the Securities and Exchange Commission (the “SEC”), in press releases or other public stockholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases “believe,” “will,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “plans,” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date such statements are made.  These statements may relate to future financial performance, strategic plans or objectives, revenues or earnings projections, or other financial information.  By their nature, these statements are subject to numerous uncertainties that could cause actual results to differ materially from those anticipated in the statements.  Statements about the expected timing, completion and effects of the proposed merger and all other statements in this release other than historical facts constitute forward-looking statements.

Important factors that could cause actual results to differ materially from the results anticipated or projected include, but are not limited to, the following: (1) expected revenues, cost savings, synergies and other benefits from the merger of Banner Bank and Siuslaw Bank and the merger of Banner Bank and AmericanWest Bank might not be realized within the expected time frames or at all and costs or difficulties relating to integration matters, including but not limited to customer and employee retention, might be greater than expected; (2) the credit risks of lending activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses, which could necessitate additional provisions for loan losses, resulting both from loans originated and loans acquired from other financial institutions; (3) results of examinations by regulatory authorities, including the possibility that any such regulatory authority may, among other things, require increases in the allowance for loan losses or writing down of assets; (4) competitive pressures among

BANR - Third Quarter 2015 Results
October 21, 2015

depository institutions; (5) interest rate movements and their impact on customer behavior and net interest margin; (6) the impact of repricing and competitors' pricing initiatives on loan and deposit products; (7) fluctuations in real estate values; (8) the ability to adapt successfully to technological changes to meet customers' needs and developments in the market place; (9) the ability to access cost-effective funding; (10) changes in financial markets; (11) changes in economic conditions in general and in Washington, Idaho, Oregon, Utah and California in particular; (12) the costs, effects and outcomes of litigation; (13) new legislation or regulatory changes, including but not limited to the Dodd-Frank Act and regulations adopted thereunder, changes in capital requirements pursuant to the Dodd-Frank Act and the implementation of the Basel III capital standards, other governmental initiatives affecting the financial services industry and changes in federal and/or state tax laws or interpretations thereof by taxing authorities; (14) changes in accounting principles, policies or guidelines; (15) future acquisitions by Banner of other depository institutions or lines of business; and (16) future goodwill impairment due to changes in Banner's business, changes in market conditions, or other factors.

Banner does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date on which the forward-looking statement is made except where expressly required by law.

BANR - Third Quarter 2015 Results
October 21, 2015

RESULTS OF OPERATIONS	Quarters Ended			Nine Months Ended
(in thousands except shares and per share data)	Sep 30, 2015	Jun 30, 2015	Sep 30, 2014	Sep 30, 2015	Sep 30, 2014

INTEREST INCOME:
Loans receivable	$51,749	$51,078	$46,496	$149,192	$131,439
Mortgage-backed securities	1,307	1,275	1,459	3,609	4,376
Securities and cash equivalents	1,737	1,723	1,809	5,138	5,595
	54,793	54,076	49,764	157,939	141,410
INTEREST EXPENSE:
Deposits	1,738	1,768	1,903	5,240	5,776
Federal Home Loan Bank advances	4	3	20	24	110
Other borrowings	47	48	43	137	133
Junior subordinated debentures	816	800	734	2,357	2,180
	2,605	2,619	2,700	7,758	8,199
Net interest income before provision for loan losses	52,188	51,457	47,064	150,181	133,211
PROVISION FOR LOAN LOSSES	—	—	—	—	—
Net interest income	52,188	51,457	47,064	150,181	133,211
OTHER OPERATING INCOME:
Deposit fees and other service charges	9,746	9,563	8,289	27,435	22,237
Mortgage banking operations	4,426	4,703	2,842	13,238	7,282
Miscellaneous	1,039	1,106	946	3,064	2,577
	15,211	15,372	12,077	43,737	32,096
Net gain (loss) on sale of securities	—	(28)	6	(537)	41
Net change in valuation of financial instruments carried at fair value	(1,113)	797	1,452	735	1,662
Acquisition bargain purchase gain	—	—	—	—	9,079
Total other operating income	14,098	16,141	13,535	43,935	42,878
OTHER OPERATING EXPENSE:
Salary and employee benefits	27,026	26,744	22,971	78,057	66,457
Less capitalized loan origination costs	(3,747)	(3,787)	(3,204)	(10,372)	(8,680)
Occupancy and equipment	6,470	6,357	5,819	18,833	17,055
Information / computer data services	2,219	2,273	2,131	6,744	5,984
Payment and card processing services	4,168	3,742	3,201	10,926	8,462
Professional services	951	721	784	2,489	2,900
Advertising and marketing	1,959	2,198	2,454	5,767	4,878
Deposit insurance	713	625	607	1,905	1,820
State/municipal business and use taxes	475	455	475	1,383	1,022
Real estate operations	(2)	167	(190)	190	(260)
Amortization of core deposit intangibles	286	367	531	1,268	1,460
Miscellaneous	3,972	3,987	3,410	11,416	9,884
	44,490	43,849	38,989	128,606	110,982
Acquisition related costs (expense recovery)	2,207	3,885	(494)	7,741	1,530
Total other operating expense	46,697	47,734	38,495	136,347	112,512
Income before provision for income taxes	19,589	19,864	22,104	57,769	63,577
PROVISION FOR INCOME TAXES	6,642	6,615	7,285	19,440	21,221
NET INCOME	$12,947	$13,249	$14,819	$38,329	$42,356
Earnings per share available to common shareholders:
Basic	$0.62	$0.64	$0.76	$1.88	$2.19
Diluted	$0.62	$0.64	$0.76	$1.87	$2.18
Cumulative dividends declared per common share	$0.18	$0.18	$0.18	$0.54	$0.54
Weighted average common shares outstanding:
Basic	20,755,394	20,725,833	19,372,740	20,417,601	19,352,575
Diluted	20,821,377	20,789,533	19,419,344	20,467,609	19,385,933
Increase (decrease) in common shares outstanding	(8,381)	(5,960)	2,801	1,390,752	27,736

BANR - Third Quarter 2015 Results
October 21, 2015

FINANCIAL CONDITION
(in thousands except shares and per share data)	Sep 30, 2015	Jun 30, 2015	Sep 30, 2014	Dec 31, 2014

ASSETS
Cash and due from banks	$74,695	$85,598	$69,023	$71,077
Federal funds and interest-bearing deposits	60,544	98,376	82,702	54,995
Securities - trading	37,515	32,404	51,076	40,258
Securities - available for sale	418,254	387,876	433,745	411,021
Securities - held to maturity	132,150	132,197	133,069	131,258
Federal Home Loan Bank stock	6,767	6,120	29,106	27,036
Loans receivable:
Held for sale	3,136	1,154	6,949	2,786
Held for portfolio	4,369,458	4,245,322	3,799,746	3,831,034
Allowance for loan losses	(77,320)	(77,329)	(74,331)	(75,907)
	4,295,274	4,169,147	3,732,364	3,757,913
Accrued interest receivable	17,966	16,792	17,062	15,279
Real estate owned held for sale, net	6,363	6,105	3,928	3,352
Property and equipment, net	102,881	101,141	91,291	91,185
Goodwill and other intangibles, net	26,605	26,891	3,362	2,831
Bank-owned life insurance	71,842	71,744	63,293	63,759
Other assets	61,454	59,867	48,662	53,199
	$5,312,310	$5,194,258	$4,758,683	$4,723,163
LIABILITIES
Deposits:
Non-interest-bearing	$1,561,516	$1,484,315	$1,304,720	$1,298,866
Interest-bearing transaction and savings accounts	2,095,476	2,047,050	1,833,404	1,829,568
Interest-bearing certificates	730,661	765,780	852,994	770,516
	4,387,653	4,297,145	3,991,118	3,898,950
Advances from Federal Home Loan Bank at fair value	16,435	236	250	32,250
Customer repurchase agreements	88,083	94,523	67,605	77,185
Junior subordinated debentures at fair value	85,183	84,694	77,624	78,001
Accrued expenses and other liabilities	42,844	36,131	32,375	37,082
Deferred compensation	20,910	20,879	16,359	16,807
	4,641,108	4,533,608	4,185,331	4,140,275
STOCKHOLDERS' EQUITY
Common stock	628,958	628,327	568,255	568,882
Retained earnings	41,269	32,096	6,074	14,264
Other components of stockholders' equity	975	227	(977)	(258)
	671,202	660,650	573,352	582,888
	$5,312,310	$5,194,258	$4,758,683	$4,723,163
Common Shares Issued:
Shares outstanding at end of period	20,962,300	20,970,681	19,571,505	19,571,548
Common stockholders' equity per share (1)	$32.02	$31.50	$29.30	$29.78
Common stockholders' tangible equity per share (1) (2)	$30.75	$30.22	$29.12	$29.64
Common stockholders' tangible equity to tangible assets (2)	12.20%	12.26%	11.99%	12.29%
Consolidated Tier 1 leverage capital ratio	13.85%	13.89%	13.14%	13.41%

(1)	Calculation is based on number of common shares outstanding at the end of the period rather than weighted average shares outstanding.

(2)
Common stockholders' tangible equity excludes goodwill and other intangible assets.  Tangible assets exclude goodwill and other intangible assets.  These ratios represent non-GAAP financial measures.  See also Non-GAAP Financial Measures reconciliation tables on the last page of the press release tables.

BANR - Third Quarter 2015 Results
October 21, 2015

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
	Sep 30, 2015	Jun 30, 2015	Sep 30, 2014	Dec 31, 2014
LOANS (including loans held for sale):
Commercial real estate:
Owner occupied	$635,146	$616,324	$546,333	$546,783
Investment properties	1,062,418	996,714	854,284	856,942
Multifamily real estate	198,874	205,276	183,944	167,524
Commercial construction	47,490	45,137	18,606	17,337
Multifamily construction	72,987	60,075	48,606	60,193
One- to four-family construction	246,715	230,554	214,141	219,889
Land and land development:
Residential	111,091	105,146	89,649	102,435
Commercial	15,517	16,419	10,505	11,152
Commercial business	812,070	811,623	728,088	723,964
Agricultural business including secured by farmland	242,556	230,964	240,048	238,499
One- to four-family real estate	536,325	542,961	527,271	539,894
Consumer:
Consumer secured by one- to four-family real estate	250,029	244,216	215,385	222,205
Consumer-other	141,376	141,067	129,835	127,003

Total loans outstanding	$4,372,594	$4,246,476	$3,806,695	$3,833,820

Restructured loans performing under their restructured terms	$23,981	$26,114	$30,387	$29,154
Loans 30 - 89 days past due and on accrual	$4,152	$4,185	$6,925	$8,387
Total delinquent loans (including loans on non-accrual)	$27,682	$27,476	$26,703	$25,124
Total delinquent loans / Total loans outstanding	0.63%	0.65%	0.70%	0.66%

GEOGRAPHIC CONCENTRATION
OF LOANS AT SEPTEMBER 30, 2015	Washington	Oregon	Idaho	Other	Total
Commercial real estate:
Owner occupied	$387,403	$161,233	$66,418	$20,092	$635,146
Investment properties	535,080	201,709	58,019	267,610	1,062,418
Multifamily real estate	115,568	68,586	14,720	—	198,874
Commercial construction	40,546	1,876	5,068	—	47,490
Multifamily construction	51,254	15,029	6,147	557	72,987
One- to four-family construction	128,816	109,202	6,009	2,688	246,715
Land and land development:
Residential	55,824	53,023	2,080	164	111,091
Commercial	5,541	7,590	2,386	—	15,517
Commercial business	451,590	144,122	103,170	113,188	812,070
Agricultural business including secured by farmland	116,166	73,931	51,858	601	242,556
One- to four-family real estate	322,370	186,885	26,365	705	536,325
Consumer:
Consumer secured by one- to four-family real estate	156,001	76,590	16,472	966	250,029
Consumer-other	84,613	49,789	6,589	385	141,376

Total loans outstanding	$2,450,772	$1,149,565	$365,301	$406,956	$4,372,594

Percent of total loans	56.0%	26.3%	8.4%	9.3%	100.0%

BANR - Third Quarter 2015 Results
October 21, 2015

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
	Quarters Ended			Nine Months Ended
CHANGE IN THE	Sep 30, 2015	Jun 30, 2015	Sep 30, 2014	Sep 30, 2015	Sep 30, 2014
ALLOWANCE FOR LOAN LOSSES
Balance, beginning of period	$77,329	$75,365	$74,310	$75,907	$74,258
Provision	—	—	—	—	—
Recoveries of loans previously charged off:
Commercial real estate	375	197	94	587	664
Multifamily real estate	—	113	—	113	—
Construction and land	282	843	84	1,234	788
One- to four-family real estate	42	93	143	141	535
Commercial business	128	499	256	803	835
Agricultural business, including secured by farmland	146	1,225	587	1,666	1,248
Consumer	91	236	53	369	393
	1,064	3,206	1,217	4,913	4,463
Loans charged off:
Commercial real estate	—	(64)	—	(64)	(1,239)
Multifamily real estate	—	—	(20)	—	(20)
Construction and land	(352)	(2)	—	(352)	(207)
One- to four-family real estate	(12)	(40)	(239)	(127)	(632)
Commercial business	(312)	(327)	(83)	(745)	(1,081)
Agricultural business, including secured by farmland	—	(246)	(125)	(1,064)	(125)
Consumer	(397)	(563)	(729)	(1,148)	(1,086)
	(1,073)	(1,242)	(1,196)	(3,500)	(4,390)
Net (charge-offs) recoveries	(9)	1,964	21	1,413	73
Balance, end of period	$77,320	$77,329	$74,331	$77,320	$74,331
Net (charge-offs) recoveries / Average loans outstanding	—%	0.047%	0.001%	0.034%	0.002%

ALLOCATION OF
ALLOWANCE FOR LOAN LOSSES	Sep 30, 2015	Jun 30, 2015	Sep 30, 2014	Dec 31, 2014
Specific or allocated loss allowance:
Commercial real estate	$19,640	$18,948	$19,505	$18,784
Multifamily real estate	4,363	4,273	4,892	4,562
Construction and land	27,274	25,415	20,779	23,545
One- to four-family real estate	7,937	8,542	9,136	8,447
Commercial business	12,765	13,184	12,677	12,043
Agricultural business, including secured by farmland	2,533	2,679	2,947	2,821
Consumer	804	780	675	483
Total allocated	75,316	73,821	70,611	70,685
Unallocated	2,004	3,508	3,720	5,222

Total allowance for loan losses	$77,320	$77,329	$74,331	$75,907

Allowance for loan losses / Total loans outstanding	1.77%	1.82%	1.95%	1.98%

Allowance for loan losses / Non-performing loans	329%	332%	376%	454%

BANR - Third Quarter 2015 Results
October 21, 2015

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
	Sep 30, 2015	Jun 30, 2015	Sep 30, 2014	Dec 31, 2014
NON-PERFORMING ASSETS
Loans on non-accrual status:
Secured by real estate:
Commercial	$3,899	$1,072	$2,701	$1,132
Multifamily	—	—	397	—
Construction and land	2,793	3,153	1,285	1,275
One- to four-family	4,934	5,662	8,615	8,834
Commercial business	980	179	1,037	537
Agricultural business, including secured by farmland	228	1,560	229	1,597
Consumer	789	861	1,138	1,187
	13,623	12,487	15,402	14,562
Loans more than 90 days delinquent, still on accrual:
Secured by real estate:
Commercial	1,808	1,835	993	—
Multifamily	556	570	—	—
Construction and land	5,792	5,951	—	—
One- to four-family	1,285	1,976	2,777	2,095
Commercial business	5	—	301	—
Consumer	461	472	306	79
	9,907	10,804	4,377	2,174
Total non-performing loans	23,530	23,291	19,779	16,736
Real estate owned (REO)	6,363	6,105	3,928	3,352
Other repossessed assets	—	—	69	76

Total non-performing assets	$29,893	$29,396	$23,776	$20,164

Total non-performing assets / Total assets	0.56%	0.57%	0.50%	0.43%

DETAIL & GEOGRAPHIC CONCENTRATION OF
NON-PERFORMING ASSETS AT SEPTEMBER 30, 2015	Washington	Oregon	Idaho	Total
Secured by real estate:
Commercial	$1,374	$4,307	$26	$5,707
Multifamily	—	556	—	556
Construction and land:
One- to four-family construction	—	1,175	—	1,175
Residential land acquisition & development	—	750	—	750
Residential land improved lots	—	493	—	493
Commercial land improved	—	4,618	—	4,618
Commercial land unimproved	—	1,549	—	1,549
Total construction and land	—	8,585	—	8,585
One- to four-family	5,356	480	383	6,219
Commercial business	133	784	68	985
Agricultural business, including secured by farmland	90	138	—	228
Consumer	686	489	75	1,250
Total non-performing loans	7,639	15,339	552	23,530
Real estate owned (REO)	2,176	4,187	—	6,363
Other repossessed assets	—	—	—	—

Total non-performing assets	$9,815	$19,526	$552	$29,893

BANR - Third Quarter 2015 Results
October 21, 2015

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
	Quarters Ended		Nine Months Ended
REAL ESTATE OWNED	Sep 30, 2015	Sep 30, 2014	Sep 30, 2015	Sep 30, 2014
Balance, beginning of period	$6,105	$4,388	$3,352	$4,044
Additions from loan foreclosures	1,085	135	3,226	2,837
Additions from acquisitions	—	—	2,525	—
Additions from capitalized costs	—	—	298	37
Proceeds from dispositions of REO	(906)	(860)	(3,155)	(3,633)
Gain on sale of REO	113	265	333	680
Valuation adjustments in the period	(34)	—	(216)	(37)

Balance, end of period	$6,363	$3,928	$6,363	$3,928

DEPOSIT COMPOSITION	Sep 30, 2015	Jun 30, 2015	Sep 30, 2014	Dec 31, 2014
Non-interest-bearing	$1,561,516	$1,484,315	$1,304,720	$1,298,866

Interest-bearing checking	482,530	477,492	429,876	439,480
Regular savings accounts	1,030,177	1,003,189	899,868	901,142
Money market accounts	582,769	566,369	503,660	488,946
Interest-bearing transaction & savings accounts	2,095,476	2,047,050	1,833,404	1,829,568

Interest-bearing certificates	730,661	765,780	852,994	770,516
Total deposits	$4,387,653	$4,297,145	$3,991,118	$3,898,950

GEOGRAPHIC CONCENTRATION
OF DEPOSITS AT SEPTEMBER 30, 2015	Washington	Oregon	Idaho	Total
Total deposits	$2,911,674	$1,224,132	$251,847	$4,387,653

Percent of total deposits	66.4%	27.9%	5.7%	100.0%

INCLUDED IN TOTAL DEPOSITS	Sep 30, 2015	Jun 30, 2015	Sep 30, 2014	Dec 31, 2014

Public non-interest-bearing accounts	$48,814	$50,894	$34,535	$39,381
Public interest-bearing transaction & savings accounts	74,446	65,136	64,984	63,473
Public interest-bearing certificates	27,791	33,577	48,508	35,346

Total public deposits	$151,051	$149,607	$148,027	$138,200

Total brokered deposits	$10,095	$9,646	$41,249	$4,799

OTHER BORROWINGS	Sep 30, 2015	Jun 30, 2015	Sep 30, 2014	Dec 31, 2014
Customer repurchase agreements / "Sweep accounts"	$88,083	$94,523	$67,605	$77,185

BANR - Third Quarter 2015 Results
October 21, 2015

ADDITIONAL FINANCIAL INFORMATION
(in thousands)

ACQUISITION OF SIX OREGON BRANCHES	June 20, 2014

Total consideration		$—

Fair value of assets acquired:
Cash	$127,557
Loans receivable	87,923
Property and equipment	3,079
Intangible assets	2,372
Other assets	275
Total assets acquired	221,206

Fair value of liabilities assumed:
Deposits	212,085
Other liabilities	42
Total liabilities assumed	212,127

Net assets acquired		9,079
Acquisition bargain purchase gain		$(9,079)

ACQUISITION OF SIUSLAW FINANCIAL GROUP*	March 6, 2015

Cash paid		$5,800
Fair value of common shares issued		58,106
Total consideration		63,906

Fair value of assets acquired:
Cash	$84,405
Securities - available for sale	12,865
Loans receivable	247,098
Real estate owned held for sale	2,525
Property and equipment	8,127
Intangible assets	3,895
Other assets	11,391
Total assets acquired	370,306

Fair value of liabilities assumed:
Deposits	316,406
Junior subordinated debentures	5,959
Other liabilities	5,183
Total liabilities assumed	327,548
Net assets acquired		42,758
Goodwill		$21,148

* Amounts recorded in this table are preliminary estimates of fair value.  Additional adjustments to the purchase price allocation may be required.

BANR - Third Quarter 2015 Results
October 21, 2015

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
	Actual		Minimum to be categorized as "Adequately Capitalized"		Minimum to be categorized as "Well Capitalized"
REGULATORY CAPITAL RATIOS AS OF SEPTEMBER 30, 2015	Amount	Ratio	Amount	Ratio	Amount	Ratio

Banner Corporation-consolidated:
Total capital to risk-weighted assets	$791,763	15.68%	$403,932	8.00%	$504,915	10.00%
Tier 1 capital to risk-weighted assets	728,459	14.43%	302,949	6.00%	403,932	8.00%
Tier 1 leverage capital to average assets	728,459	13.85%	210,376	4.00%	262,970	5.00%
Common equity tier 1 capital to risk-weighted assets	647,505	12.82%	227,212	4.50%	328,195	6.50%

Banner Bank:
Total capital to risk-weighted assets	693,968	14.24%	389,903	8.00%	487,379	10.00%
Tier 1 capital to risk-weighted assets	632,854	12.98%	292,427	6.00%	389,903	8.00%
Tier 1 leverage capital to average assets	632,854	12.67%	199,804	4.00%	249,754	5.00%
Common equity tier 1 capital to risk-weighted assets	632,854	12.98%	219,320	4.50%	316,796	6.50%

Islanders Bank:
Total capital to risk-weighted assets	38,031	19.94%	15,260	8.00%	19,075	10.00%
Tier 1 capital to risk-weighted assets	35,754	18.74%	11,445	6.00%	15,260	8.00%
Tier 1 leverage capital to average assets	35,754	13.20%	10,833	4.00%	13,541	5.00%
Common equity tier 1 capital to risk-weighted assets	35,754	18.74%	8,584	4.50%	12,399	6.50%

BANR - Third Quarter 2015 Results
October 21, 2015

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
(rates / ratios annualized)
	Quarters Ended			Nine Months Ended
OPERATING PERFORMANCE	Sep 30, 2015	Jun 30, 2015	Sep 30, 2014	Sep 30, 2015	Sep 30, 2014

Average loans	$4,313,839	$4,181,548	$3,834,007	$4,139,989	$3,633,990
Average securities	582,701	582,681	666,362	588,662	681,059
Average interest earning cash	109,445	159,191	85,090	120,013	66,208
Average non-interest-earning assets	276,761	272,486	213,045	259,641	203,432
Total average assets	$5,282,746	$5,195,906	$4,798,504	$5,108,305	$4,584,689
Average deposits	$4,379,887	$4,304,753	$3,995,451	$4,228,867	$3,773,206
Average borrowings	226,174	228,387	228,724	228,880	256,666
Average non-interest-bearing other liabilities (1)	6,731	2,966	2,026	4,275	(3,040)
Total average liabilities	4,612,792	4,536,106	4,226,201	4,462,022	4,026,832
Total average stockholders' equity	669,954	659,800	572,303	646,283	557,857
Total average liabilities and equity	$5,282,746	$5,195,906	$4,798,504	$5,108,305	$4,584,689
Interest rate yield on loans	4.76%	4.90%	4.81%	4.82%	4.84%
Interest rate yield on securities	2.01%	1.99%	1.91%	1.93%	1.93%
Interest rate yield on cash	0.35%	0.27%	0.28%	0.29%	0.30%
Interest rate yield on interest-earning assets	4.34%	4.41%	4.31%	4.36%	4.32%
Interest rate expense on deposits	0.16%	0.16%	0.19%	0.17%	0.20%
Interest rate expense on borrowings	1.52%	1.49%	1.38%	1.47%	1.26%
Interest rate expense on interest-bearing liabilities	0.22%	0.23%	0.25%	0.23%	0.27%
Interest rate spread	4.12%	4.18%	4.06%	4.13%	4.05%
Net interest margin	4.14%	4.19%	4.07%	4.14%	4.07%
Other operating income / Average assets	1.06%	1.25%	1.12%	1.15%	1.25%
Core other operating income / Average assets (2)	1.14%	1.19%	1.00%	1.14%	0.94%
Other operating expense / Average assets	3.51%	3.68%	3.18%	3.57%	3.28%
Core other operating expense / Average assets (2)	3.34%	3.38%	3.22%	3.37%	3.24%
Efficiency ratio (other operating expense / revenue)	70.45%	70.61%	63.52%	70.24%	63.89%
Efficiency ratio (core other operating expense / core operating revenue)(2)	66.01%	65.61%	65.93%	66.32%	67.14%
Return on average assets	0.97%	1.02%	1.23%	1.00%	1.24%
Return on average equity	7.67%	8.05%	10.27%	7.93%	10.15%
Return on average tangible equity (3)	7.99%	8.40%	10.34%	8.20%	10.20%
Average equity / Average assets	12.68%	12.70%	11.93%	12.65%	12.17%

(1)	Average non-interest-bearing liabilities include fair value adjustments related to FHLB advances and Junior Subordinated Debentures.
(2)
Core other operating income excludes net gain (loss) on sale of securities, fair value adjustments and acquisition bargain purchase gain.  Core other operating expense excludes acquisition related costs.  These represent non-GAAP financial measures.  See also Non-GAAP Financial Measures reconciliation tables on the final page of these press release tables.

(3)
Average tangible equity excludes goodwill and other intangible assets and represents a non-GAAP financial measure.  See also Non-GAAP Financial Measures reconciliation tables on the last page of this press release.

BANR - Third Quarter 2015 Results
October 21, 2015

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands except shares and per share data)

* Non-GAAP Financial Measures (unaudited)
In addition to results presented in accordance with generally accepted accounting principles in the United States of America (GAAP), this press release contains certain non-GAAP financial measures.  Management has presented these non-GAAP financial measures in this earnings release because it believes that they provide useful and comparative information to assess trends in Banner's core operations reflected in the current quarter's results and facilitate the comparison of our performance with the performance of our peers.  Where applicable, comparable earnings information using GAAP financial measures is also presented.

REVENUE FROM CORE OPERATIONS	Quarters Ended			Nine Months Ended
	Sep 30, 2015	Jun 30, 2015	Sep 30, 2014	Sep 30, 2015	Sep 30, 2014
Net interest income before provision for loan losses	$52,188	$51,457	$47,064	$150,181	$133,211
Total other operating income	14,098	16,141	13,535	43,935	42,878
Total GAAP revenue	66,286	67,598	60,599	194,116	176,089
Exclude net (gain) loss on sale of securities	—	28	(6)	537	(41)
Exclude change in valuation of financial instruments carried at fair value	1,113	(797)	(1,452)	(735)	(1,662)
Exclude acquisition bargain purchase gain	—	—	—	—	(9,079)
Revenue from core operations (non-GAAP)	$67,399	$66,829	$59,141	$193,918	$165,307

OTHER OPERATING INCOME/EXPENSE FROM CORE OPERATIONS	Quarters Ended			Nine Months Ended
	Sep 30, 2015	Jun 30, 2015	Sep 30, 2014	Sep 30, 2015	Sep 30, 2014
Total other operating income (GAAP)	$14,098	$16,141	$13,535	$43,935	$42,878
Exclude net (gain) loss on sale of securities	—	28	(6)	537	(41)
Exclude change in valuation of financial instruments carried at fair value	1,113	(797)	(1,452)	(735)	(1,662)
Exclude acquisition bargain purchase gain	—	—	—	—	(9,079)
Other operating income from core operations (non-GAAP)	$15,211	$15,372	$12,077	$43,737	$32,096

Total other operating expense (GAAP)	$46,697	$47,734	$38,495	$136,347	$112,512
Exclude acquisition related costs	(2,207)	(3,885)	494	(7,741)	(1,530)
Other operating expense from core operations (non-GAAP)	$44,490	$43,849	$38,989	$128,606	$110,982

TANGIBLE COMMON STOCKHOLDERS' EQUITY TO TANGIBLE ASSETS	Sep 30, 2015	Jun 30, 2015	Sep 30, 2014	Dec 31, 2014

Stockholders' equity (GAAP)	$671,202	$660,650	$573,352	$582,888
Exclude goodwill and other intangible assets, net	26,605	26,891	3,362	2,831
Tangible common stockholders' equity (non-GAAP)	$644,597	$633,759	$569,990	$580,057

Total assets (GAAP)	$5,312,310	$5,194,258	$4,758,683	$4,723,163
Exclude goodwill and other intangible assets, net	26,605	26,891	3,362	2,831
Total tangible assets (non-GAAP)	$5,285,705	$5,167,367	$4,755,321	$4,720,332
Tangible common stockholders' equity to tangible assets (non-GAAP)	12.20%	12.26%	11.99%	12.29%

TANGIBLE COMMON STOCKHOLDERS' EQUITY PER SHARE
Tangible common stockholders' equity	$644,597	$633,759	$569,990	$580,057
Common shares outstanding at end of period	20,962,300	20,970,681	19,571,505	19,571,548
Common stockholders' equity (book value) per share (GAAP)	$32.02	$29.82	$27.97	$27.63
Tangible common stockholders' equity (tangible book value) per share (non-GAAP)	$30.75	$30.22	$29.12	$29.64